Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Receives Notice Regarding NYSE Listing Criteria

PARSIPPANY, NJ – June 24, 2010 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) today announced that it has been notified by the New York Stock Exchange Regulation, Inc., that it had fallen below compliance with the New York Stock Exchange, Inc.’s (“NYSE”) continued listing standards.

Jackson Hewitt is considered below criteria established by the NYSE for continued listing standards because its average global equity market capitalization fell below $50 million on a trailing 30 consecutive trading-day period, and because its stockholders’ equity was below $50 million in its most recent 10-Q filed with the Securities and Exchange Commission on March 17, 2010 for the period ended January 31, 2010.

Jackson Hewitt intends to notify the NYSE that it will submit a plan within 45 days from the receipt of the NYSE notice that demonstrates its ability to regain compliance within 18 months. Upon receipt of the plan, the NYSE has 45 calendar days to review and determine whether Jackson Hewitt has made a reasonable demonstration of its ability to come into conformity with the relevant standards within the 18-month period. The NYSE will either accept the plan, at which time Jackson Hewitt will be subject to ongoing monitoring for compliance with this plan, or the NYSE will not accept the plan and Jackson Hewitt will be subject to suspension and delisting proceedings. During the 18-month cure period, Jackson Hewitt’s shares will continue to be listed and traded on the NYSE, subject to its compliance with other NYSE continued listing standards.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with more than 6,300 franchised and company-owned offices throughout the United States in the 2010 tax season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. Jackson Hewitt also offers Jackson Hewitt® Online, an online tax preparation product available at www.jacksonhewittonline.com. The company is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Forward-Looking Statements

This press release contains statements, including, without limitation, those statements related to Jackson Hewitt’s intention, per NYSE procedures, to submit a plan to the NYSE to bring Jackson Hewitt back into continued listing compliance within an 18 month cure period, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to execute on its strategic plan and reverse its declining profitability, improve its distribution system or reduce its cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel;

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Jackson Hewitt Tax Service Inc.

government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by Jackson Hewitt, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with its business; Jackson Hewitt’s ability to protect its customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; disruptions in Jackson Hewitt’s relationships with its franchisees; changes in Jackson Hewitt’s relationships with financial product providers that could reduce the revenues Jackson Hewitt derives from its agreements with these financial institutions as well as affect Jackson Hewitt’s customers’ ability to obtain financial products through its tax return preparation offices; changes in Jackson Hewitt’s relationship with Walmart or other large retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; the seasonality of Jackson Hewitt’s business and its effect on Jackson Hewitt’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of its business; Jackson Hewitt’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by Jackson Hewitt; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s compliance with credit facility covenants; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10- K for the fiscal year ended April 30, 2009, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Investor Relations and Media Relations Contact:

David G. Weselcouch

Vice President, Treasury and Investor Relations

973-630-0809

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